INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Number 333-11145 of Otter Tail Corporation on Form S-3 of our report dated February 1, 2002 incorporated by reference in the Annual Report on Form 10-K of Otter Tail Corporation for the year ended December 31, 2001 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
November 15, 2002